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                                                               EXHIBIT 21


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
- ------------------                                 -----------------------------

Anaqueles Unarco, S.A. de C.V.                           Mexico
Folding Carrier Corporation                              Delaware
Holco Corporation                                        Illinois
Leavitt Structural Tubing Company                        Delaware
Midwest Corporation                                      West Virginia
Real Time Solutions, Inc.                                Delaware
Rohn de Mexico, S.A. de C.V.                             Mexico
UNR Reality                                              Illinois
UNR-Rohn, Inc.                                           Alabama
UNR-Rohn, Inc.                                           Indiana
UNR-Rohn, Inc.                                           Texas
Unarco Asia Limited                                      Hong Kong
Unarco Canada, Inc.                                      Canada
Unarco Pacific PTY Limited                               Australia